Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11307, 333-11277, 333-47581, 333-55823 and 333-75611) and the Registration Statement on Form S-3 (No. 333-118585) of RemedyTemp, Inc. of our report dated December 1, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Orange County, California

December 3, 2004